UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported):    January 27, 2005

Emerson Electric Co.

(Exact Name of Registrant as Specified in Charter)

Missouri	1-278	43-0259330

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri	63136

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:

(314) 553-2000

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

First Quarter and Full Fiscal Year 2005 Guidance

On January 27, 2005, a press release was issued regarding first quarter and full fiscal year 2005 earnings guidance for Emerson Electric Co. (EMR) and announcing an earnings call regarding Emerson's results for the quarter ended December 31, 2004. A copy of this press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

On Thursday morning, January 27, 2005, Emerson senior management hosted Emerson's annual investment community update meeting in New York. In connection with their presentation at the meeting, Emerson's senior management disclosed the following information relating to Emerson's results of operations for its quarter ended December 31, 2004:

  Emerson's consolidated sales are estimated to be approximately $4.0 billion for the first quarter of 2005, an increase of approximately 10% over the first quarter of 2004; while, earnings per share is expected to be approximately $0.70, an increase of approximately 21 percent
  Earnings before interest and income taxes in the Process Management segment for the first quarter of 2005 are estimated to be 12-14% of sales
  Estimated sales of $770-775 million in the Network Power segment for the first quarter of 2005 increased 17-18% over the first quarter of 2004
  Earnings in the Network Power segment for the first quarter of 2005 are estimated to be $66-68 million, a 3-5% decrease from the first quarter of 2004
  Estimated Network Power segment margin of 8.6-8.8% for the first quarter of 2005 decreased approximately 1.8-2.0 points from the first quarter of 2004

Item 7.01.    Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary
(Percent change. Trailing 3-month average versus prior year.)

	Oct '04	Nov '04	Dec '04
Process Management	+5 to +10	+10 to +15	+15 to +20
Industrial Automation	+10 to +15	+10 to +15	+10 to +15
Network Power	+5 to +10	+10 to +15	+5 to +10
Climate Technologies	-5 to 0	-5 to 0	0 to +5
Appliance and Tools	+5 to +10	0 to +5	0 to +5
Total Emerson	+5 to +10	+5 to +10	+5 to +10

December 2004 Order Comments:

Underlying orders accelerated for the month driven by strong growth in Process Management and Industrial Automation. Orders reflect strong demand in emerging markets, particularly Asia and Latin America, and solid demand in the United States, while Europe was slightly positive. Favorable currency exchange rates contributed approximately 3 percentage points of the total +5% to +10% increase.

Process Management experienced strong orders in measurement and analytical instruments, valves, and power & water solutions, with strength in emerging markets.

Overall orders in Industrial Automation were strong led by continued capital spending and industrial demand in North America.

Orders in Network Power were led by strength in the systems business and strength in North America along with solid demand in Asia. Orders in the OEM embedded power business decreased due to seasonal order patterns.

Orders in Climate Technologies improved despite the continued impact of inventory reductions in the U.S. residential air conditioning market and tougher prior year comparisons.

Appliance and Tools segment orders increased, led by strength in the storage business and mixed results in the motors, appliance, and tools businesses.

Upcoming Investor Events

January 27, 2005 - Emerson's Annual Investment Community Update
Location: New York City
Time: 8:30 am to 11:30 am EST
Presentation and Web-cast: Access to the Web-cast and presentations will be available in the Investor Relations area of Emerson's Web site at www.gotoemerson.com/financial at the time of the event.

Updates and further details on these and other upcoming events will be posted in the Calendar of Events area in the Investor Relations section of the corporate web site as they occur.

Item 9.01.    Financial Statements and Exhibits.

(c)   Exhibits

Exhibit Number	Description of Exhibits

99.1	Emerson's January 27, 2005 press release regarding first quarter and full fiscal year 2005 guidance and announcing earnings call for the quarter ended December 31, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: January 27, 2005	By:	/s/ H.M. Smith
H. M. Smith Assistant General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99.1	Emerson's January 27, 2005 press release regarding first quarter and full fiscal year 2005 guidance and announcing earnings call for the quarter ended December 31, 2004.

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